Exhibit 8.1

October 2, 2017 Cytori Therapeutics, Inc. 3020 Callan Road San Diego, California 92121 Re:Cytori Therapeutics, Inc. Ladies and Gentlemen:	355 Grand Avenue, Suite 100 Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com FIRM South / AFFILIATE OFFICES
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We have acted as special tax counsel to Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on August 14, 2017 (as amended, the “Registration Statement”). The Registration Statement relates to the registration of (i) 10,000 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) up to 10,000 units (the “Units”) issuable upon exercise of the Rights, each Unit entitling the holder thereof to purchase one share of Series B Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and 1,250 warrants to purchase one share of Common Stock (the “Warrants”), (iii) the Preferred Stock, (iv) the Warrants, (v) up to 25,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”); and (vi) up to 12,500,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Rights, Units, Preferred Stock, Warrants, Conversion Shares and Warrant Shares plus any additional Rights, Units, Preferred Stock, Warrants, Conversion Shares and Warrant Shares registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Securities.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company’s responses to our examination and inquiries.

In addition, in our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.  In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based on such facts and subject to the qualifications and limitations set forth herein and in the Registration Statement, we hereby confirm that all statements of legal conclusions in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences" constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

October 2, 2017 Page 2

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.  This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters.  Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.  Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.  Any variation or difference in the facts from those set forth in the Registration Statement or any other documents upon which we have relied as described above may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions referenced in the first paragraph hereof.  This opinion may not be relied upon by you or your stockholders for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including recipients of the Securities in this offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP